UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 4, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2008, Cell Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BAM Opportunity Fund LP (the “Investor”). Pursuant to the Purchase Agreement, on December 5, 2008 the Company issued to the Investor $32,651,321 principal amount of the Company’s 10% Convertible Senior Notes due 2011 (the “Notes”) for $32,651,321 cash.

Also pursuant to the Purchase Agreement, and also on December 5, 2008, the Company repurchased, for approximately $29.0 million, approximately $30.0 million principal amount of the Company’s 15% Convertible Senior Notes due 2011 issued in June 2008 to the Investor, Series B 18.33% Convertible Senior Notes due 2011 issued in August 2008 to the Investor and 9.66% Convertible Senior Notes due 2011 issued in October 2008 to the Investor (the “Repurchased Notes”) and warrants to purchase approximately 5.15 million shares of common stock issued in 2007 and 2008 to the Investor. The Company used approximately $16.4 million of the Notes issuance proceeds as a portion of the approximately $29.0 million repurchase price for the Repurchased Notes and warrants and used funds released to it from the escrow account established to pay the make-whole and interest payments on the Repurchased Notes to pay the remaining approximately $12.6 million of the repurchase price.

The Notes were issued pursuant to an Indenture dated December 5, 2008 between the Company and U.S. Bank National Association as trustee (the “Indenture”).

The Notes will bear an annual interest rate of 10% and are convertible into Common Stock at the option of the Holder at a conversion price of $0.137 per share. Accordingly, the Notes are convertible into 238,330,810 shares of Common Stock.

The Notes will automatically convert if, at any time after December 5, 2009 and prior to maturity, the closing price of the Common Stock has exceeded $0.274 for at least 20 trading days within any 30 consecutive trading day period, subject to certain conditions (a “Triggering Event”). The amount of Notes that shall automatically convert on a Triggering Event may be limited, depending upon the volume weighted average price of the Common Stock at that time. Once a Triggering Event has occurred, a new 30 trading day period for which an automatic conversion may be triggered shall commence.

Upon the optional or automatic conversion of the Notes, the Company shall be required to pay a make-whole amount to the holders of the Notes so converted equal to $300 per $1,000 principal amount of the converted Notes less any interest paid on such Notes before conversion (a “Make-Whole Payment”). The Company has placed an amount adequate to pay the Make-Whole Payments on all outstanding Notes in escrow to be held for a period of one year. At the end of one year, all funds remaining in escrow will be released to the Company.

In the case of an event of default the Notes can be accelerated.

In the event of certain changes in control, holders of the Notes may require the Company to repurchase their Notes at a repurchase price equal to 100% of the aggregate principal amount of such holders’ outstanding notes at the time of such repurchase, together with interest accrued to the repurchase date.

If not converted or repurchased prior to maturity, the Notes mature on December 5, 2011.

The Notes are the Company’s unsecured obligations and are not subordinated to any of its present or future unsecured obligations. The Company has also agreed to certain restrictions on its incurrence of future secured indebtedness.

Under the Purchase Agreement, the Investor agreed to maintain ownership, at all times until no more than $1.635 million of the Notes remains outstanding, of a common stock long position representing at least 9.0% of the total number of then-outstanding shares of common stock of the Company.

In addition, under the Purchase Agreement, the Investor also granted the Company a conditional put option right to issue and sell to the Investor an additional $3 million of Series C 10% Convertible Senior Notes of the Company (the “C Notes”) if the Company makes a convertible notes repurchase tender offer and receives tenders (which are not withdrawn) of at least $62 million principal amount of convertible notes, or to issue and sell to the Investor an additional $6 million of C Notes if the Company makes a convertible notes repurchase tender offer and receives tenders (which are not withdrawn) of at least $93 million principal amount of convertible notes. The C Notes would have substantially the same terms as the Notes.

The description of the terms and conditions of the Purchase Agreement, the Indenture and the Notes set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Purchase Agreement and the Indenture which are attached hereto as Exhibit 10.1 and 4.1, respectively.

The net proceeds to the Company from the sale of the Notes were $6.5 million (before payment of fees and expenses), after (a) the repurchase of the Repurchased Notes, (b) depositing $9.8 million in escrow for the Make-Whole Payment and (c) receiving approximately $12.6 million from the escrow account established to pay the make-whole and interest payments on the Repurchased Notes.

The offer and sale of the Notes and the shares of Common Stock underlying them, and the offer of the C Notes and the shares of Common Stock underlying them, were covered by Form S-3 shelf registration statements of the Company (File Nos. 333-131533, 333-149982 and 333-153358).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 5, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1	Securities Purchase Agreement, dated December 4, 2008 between Cell Therapeutics, Inc. and BAM Opportunity Fund LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 8, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated December 5, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1	Securities Purchase Agreement, dated December 4, 2008 between Cell Therapeutics, Inc. and BAM Opportunity Fund LP